Exhibit (h) (iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    Exhibit F
                                     to the
                             Distributor's Contract

                                   RIGGS FUNDS

                           Riggs Large Cap Growth Fund
                                 Class B Shares

                         Riggs Style Managed Equity Fund
                                 Class B Shares

         The following provisions are hereby incorporated and made part of the Distributor's Contract dated July 30, 1991, between Riggs Funds and Federated Securities Corp. with respect to the Class of shares set forth above:
         1. The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

         2. During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

         3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

         4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

         5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

         In consideration of the mutual covenants set forth in the Distributor's Contract dated July 30, 1991 between Riggs Funds and Federated Securities Corp., Riggs Fund Group executes and delivers this Exhibit on behalf of the Funds, and with respect to the Classes of Shares thereof, first set forth in this Exhibit.

              Witness the due execution hereof this 1st day of September, 1999.


                                                     RIGGS FUNDS


                                                     By:  /s/ Joseph S. Machi
                                                     Name:  Joseph S. Machi
                                                     Title:  Vice President




                                                     FEDERATED SECURITIES CORP.


                                                     By  /s/ David M. Taylor
                                                     Name:  David M. Taylor
                                                 Title: Executive Vice President

                                    Exhibit G
                                     to the
                             Distributor's Contract

                                   RIGGS FUNDS

                                 Riggs Bond Fund
                                 Class R Shares

                      Riggs Intermediate Tax Free Bond Fund
                                 Class R Shares

                           Riggs Large Cap Growth Fund
                                 Class R Shares

                       Riggs Long Term Tax Free Bond Fund
                                 Class R Shares

                         Riggs Style Managed Equity Fund
                                 Class R Shares


         The following provisions are hereby incorporated and made part of the Distributor's Contract dated July 30, 1991, between Riggs Funds and Federated Securities Corp. with respect to the Class of shares set forth above:

         1.The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

         2.During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

         3.FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

         4.FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

         5.FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

         In consideration of the mutual covenants set forth in the Distributor's Contract dated July 30, 1991 between Riggs Funds and Federated Securities Corp., Riggs Fund Group executes and delivers this Exhibit on behalf of the Funds, and with respect to the Classes of Shares thereof, first set forth in this Exhibit.

         Witness the due execution hereof this 1st day of September, 1999.


                                                     RIGGS FUNDS


                                                     By:  /s/ Joseph S. Machi
                                                     Name:  Joseph S. Machi
                                                     Title:  Vice President




                                                     FEDERATED SECURITIES CORP.


                                                     By  /s/ David M. Taylor
                                                     Name:  David M. Taylor
                         Title: Executive Vice President